PROXY STATEMENT


                                                          OF

                                                TRI-VALLEY CORPORATION
                                         230 South Montclair Street, Suite 101
                                             Bakersfield, California 93309

                                             SOLICITATION OF PROXIES FOR
                                                MEETING OF STOCKHOLDERS

                     For the Annual Shareholder Meeting to be Held in the


                                             Bakersfield, California 93309
                           (local time), on

                                                          OF

                                                TRI-VALLEY CORPORATION


To Fellow Stockholders of the Company:

          The enclosed proxy material relating to Tri-Valley Corporation ("Tri-Valley" or the "Company") from the Board of Directors of the Company is sent to you as the direct or beneficial owner of common stock of the Company with the Company's sincere request that you give those materials your prompt and thorough consideration.

We need your help now to stop efforts to raid and destroy your Company.

          Your Board of Directors has, for several years now, firmly dealt with the toughest conditions in the industry's history and resisted numerous internal and external attempts to take over the Company and its properties.
The latest such attempt, with many of the same players, is being conducted by The Tri-Valley Committee for New Management, chaired by Alfred
Ainsworth, III, Esq. (the "Ainsworth Committee"). It is a small group of dissident, extremely minority shareholders (directly owning 1.8% of the total outstanding shares). WHO ARE THESE PEOPLE? WHY DON'T THEY
OFFER SHAREHOLDERS MONEY FOR THEIR STOCK INSTEAD OF
PAYING LAWYERS TO HELP SMEAR MANAGEMENT?

          Members of the Ainsworth Committee and its nominees for directors include:

          1. A former Tri-Valley employee who was fired for cause in 1989, and who took personal bankruptcy in 1993;
          2. A former Tri-Valley director who admitted he colluded with another former Tri-Valley employee to take over the Company so he could take personal control of the Company's
Richardson
                     gold property;
          3. An attorney who posed as a person helping to secure funding for Tri-Valley projects who then used proprietary information
                     provided to him in good faith for that purpose to organize a take over effort;
          4.         Others who became stockholders after the Company filed
                     Chapter 11.


                                                   DO NOT BE MISLED
                                                        READ ON


          The Ainsworth Committee freely uses hearsay, comments out of context and false and misleading statements to foment dissatisfaction and dissent in their attempt to take over the Company.

          1. AINSWORTH COMMITTEE'S STATEMENT: Based on conversations between the Committee and the former
 Secretary
                     and Treasurer of the Company, Tri-Valley revenues from mining have been about one third of the $1.7 million the Company has invested to date.

          1.         THE TRUTH:  The former Secretary-Treasurer, HELEN
                     O'BRIEN, WAS FIRED FOR EMBEZZLEMENT AND
                     FRAUD as discovered by the Company's independent auditors. She, like the former employee and former director appear vindictive. Clearly, we believe her statements cannot be trusted and the Ainsworth Committee has carefully chosen portions of her statements as the support of their attack on
                     present management.

                     In fact, Company revenues to date from mineral activities are about $1 million and an additional $1.6 million has been invested in the property by third parties - all while still in the
                     exploration stage,, not the production stage, which is yet to come.

          2.         AINSWORTH COMMITTEE'S STATEMENT:  F. Lynn
                     Blystone, President and Chief Executive Officer of the Company admitted the Company is in default on more than half of its prospect acreage due to failure to stay current on
                     payments.

          2. THE TRUTH: Mr. Blystone stated over half the acreage had been dropped. This was done to concentrate Company resources on the most advanced targets after evaluating some
                     225 square miles, a good business decision. The Company retains over 37 square miles containing the more prospective
                     acreage.

          3. AINSWORTH COMMITTEE'S STATEMENT: A motion filed by Phillips Petroleum Company states the Company is delinquent on property taxes on certain natural gas wells.

          3. THE TRUTH: The Company is NOT DELINQUENT ON ITS PROPERTY TAXES FOR ANY OF ITS NATURAL GAS
                     WELLS. The Company recently disputed property taxes on certain wells, won a large adjustment and paid at settlement.
                     The wells were NEVER in jeopardy.

          4.         AINSWORTH COMMITTEE'S STATEMENT:  Current
                     Management has demonstrated a serious disregard of its duties owed to stockholders as a publicly held Company by filing reports late and not holding shareholder meetings annually.

          4. THE TRUTH: From time to time, during periods of severe cash squeeze, the Company has delayed filing reports and used
                     its available cash to protect assets, corporate opportunities and continue in business. The Company has never had a comment letter from the SEC. The Company is currently filed on its audited fiscal year end, a copy of which accompanies this material. Quarterly unaudited reports are being prepared to
                     send to shareholders as soon as possible.

                     Management is aware that it did not hold shareholder meetings annually and is not absolutely required to either by Delaware law or its charter and by-laws. Like many small companies during times when funds were dear, the Company President was deferring salary and the Directors were deferring fees and
                     expenses in order to preserve corporate opportunity, it seemed reasonable to defer the priority of such an expenditure.
 The
                     preparation by the Company for a shareholder meeting can cost $20,000 to $25,000. Instead, funds were used to maintain
                     and preserve precious leases, mineral claims and basic staff to perform operational responsibilities.

                     Given the choices and circumstances of a very tough business environment, management (which has communicated with shareholders frequently and in depth throughout)
believes it
                     has acted in the best interest of all the shareholders. Management believes it thus has exercised the maximum duty and care consistent with the conditions and resources with which it operated.

          5. AINSWORTH COMMITTEE'S STATEMENT: Lack of oversight permitted unauthorized transactions and diversion of
                     funds ACCORDING TO A DECLARATION FILED BY
                     HELEN O'BRIEN, FORMER SECRETARY-TREASURER OF
                     THE COMPANY PURPORTEDLY FIRED FOR CAUSE IN
                     DECEMBER, 1995.

          5.         THE TRUTH:  MS. O'BRIEN WAS INDEED FIRED FOR
                     CAUSE - EMBEZZLEMENT AND FRAUD - IN DECEMBER,
                     1995. Except for her own diversion of Company funds to her personal account, there has been no diversion of Company funds and all funds have been used for corporate purposes. The President and Chief Executive Officer has always acted and transacted within his authority under Delaware law, the charter and by-laws of the corporation and the scope of the Company's agreements and attendant accounting policies.

          6. AINSWORTH COMMITTEE'S STATEMENT: Self dealing on the part of the Company's President and Chief Executive Officer.

          6. THE TRUTH: THE PRESIDENT HAS NEVER "SELF DEALT" BUT HAS SELF SACRIFICED MANY TIMES OVER THE YEARS TO HELP KEEP THE COMPANY
                     GOING IN VERY HARD TIMES, TO MEET THE PAYROLL OF OTHER STAFF, TO ACQUIRE VALUABLE
                     CORPORATE OPPORTUNITIES AND ASSETS.

                     Since the 1980's the Company has reported to the shareholders about the employee bonus pool derived from small overriding royalties on gas wells. As one of the eligible employees, Mr.
                     Blystone received his appropriate share while the program was in existence.

                     The President has routinely purchased 1% working interest in the Company's gas plays either directly for fresh cash or as an offset to deferred salary. Because the odds of success are negative, most of these investments have been lost in dryholes.
                     Beginning in 1991, these investments have been successful due to a string of discovery success. The President has NEVER taken from the Company's share.

                     On advice of counsel, the President has been paid interest on deferred salary at normal bank commercial lending rates, all below 10%. The President has NEVER been paid 18% interest on deferred salary. Further, the President NEVER demanded cash payment, rather, on occasion, he accepted the Company's
                     restricted common stock above book value and above market quote for accrued salary and interest.

                      During his tenure, the Company President,
F. Lynn Blystone,
                     has gone without salary (he is paid up through August 4, 1993).
                     He has canceled earned bonuses, lent money for the payroll of other staff, bought Company restricted stock above book value and above market quote, gone without vacation and without full business expense reimbursement and no reimbursement of very substantial high interest credit card obligations made in
                     pursuit of business. He has found ways to use his personal resources and self denial to keep the Company going through hard times. The employment contract of the President and Chief Executive Officer was negotiated with the outside directors and ratified by the shareholders. It is a standard
                     agreement.

          7. AINSWORTH COMMITTEE'S STATEMENT: The Board refused to negotiate with the Company's largest creditor.

          7. THE TRUTH: In fact, there were many meetings in person and via telephone between management, the Board of Directors, and individual directors with the secured lender in
                     an effort to negotiate an acceptable settlement. The Tri-Valley president and CEO was on the telephone with the secured lender right up to closing of the window to file
Chapter 11.
                     But, in the end, the secured lender refused to give additional written forbearance to negotiate and the Company could not allow itself to be put in the position of negotiating while the
                     properties and revenues would be in foreclosure.
This would
                     have been extremely detrimental to shareholders and their investment in the Company. Besides, the offers of the secured
                     lender to buy the properties were considerably below other offers available to the Company.

          8. AINSWORTH COMMITTEE'S STATEMENT: Current management has not informed Tri-Valley shareholders of its efforts to sell the Company's producing gas reserves.

          8. THE TRUTH: In fact, shareholders were apprised of the possibility of reserve sale as far back as
June 30, 1995, with
                     subsequent notices in February and March, 1996. At one point, Tri-Valley pursued a few companies known to be interested in buying reserves and capable of performing.  All
                     of these companies offered considerably more than did the secured lender. Management reasoned that Tri-Valley was not
                     broke, it just lacked the liquid capital to meet a very short term demand. Its reserves are cash in the ground which the Company can use only once a month and this monthly revenue could not solve the all due and payable pay-off demand of the
                     secured lender. However, a normal and reasonable sale of the reserves could pay off all obligations and leave substantial cash to resume operations -not unlike the proceeds from a stock offering or sale of a large prospect. The President has the
                     authority to negotiate and sell, but also got Director ratification of his authority. Happily, other opportunities have since emerged that may enable Tri-Valley to keep its reserves. However, sale of the reserves is not out of the question anymore than it is with any other oil and gas company as properties are constantly being bought and sold by companies
                     for any number of reasons. This is simply another example of the Ainsworth Committee trying to foment dissatisfaction and dissent through false and misleading statements.

          9. AINSWORTH COMMITTEE'S STATEMENT: Complaining about Tri-Valley being permitted to use $150,000 for corporate
                     purposes.

          9. THE TRUTH: The U.S. Bankruptcy Court sided with Tri-Valley on all points regarding the use of $150,000.
 The claims
                     of the Ainsworth Committee, the Official Committee of Equity
                     Security Holders and the U.S. Trustee were spurious and false, and realized as such by the Bankruptcy Judge. Tri-Valley is pleased to have found a capital formation resource which produces results more favorable than the Company has been able to do on its own with only a 10% cost, which is far less
                     than most brokerages - especially for a company in Chapter 11.
                     This is another example of the Ainsworth Committee trying to put a negative "spin" on a matter to in order to foment dissatisfaction and dissent with false and misleading statements.
                     The Company has properly used these funds to preserve and advance its opportunities. Quite simply - the U.S.
Bankruptcy
                     Court carefully and reasonably scrutinizes any such transaction by a debtor. The Ainsworth Committee obstruction effort had its day in court and was rejected.

          10.        AINSWORTH COMMITTEE'S STATEMENT: Current
                     Directors refused to meet with Ainsworth Committee members.

          10. THE TRUTH: As far back as 1989, the Directors have gone far out of their way to patiently accommodate and listen to the
                     complaints and demands from a small group of dissident shareholders and former fired employees who are now members of, or associated with, the Ainsworth Committee. These members have ignored factual explanations and rebuttals
                     of their complaints and claims. Hours and hours and hours of
                     Director time, Tri-Valley auditor time, Tri-Valley counsel time and management time have gone into very detailed reviews with such members, only to be totally ignored. The
Ainsworth
                     Committee made it plain before the proxy solicitation they intended to take over the Company. No one sees any point, after years of this, to spend any more time with them on these
                     matters, none of which is new or uninvestigated or unreviewed.
                     One compelling fact which you should consider: the U.S. Bankruptcy Court has heard and rejected every claim and argument asserted by the Committee members and turned these matters over to you, the shareholders. The Ainsworth Committee is using the proxy rules to rehash these previously
                     rejected complaints.

          Take a close look at the experience, qualifications and dedication of the present people who comprise the Tri-Valley Board of Directors who have not quit in the face of hard times or disappointing circumstances. The present management has taken the Company forward during the years when the vast majority of its competitors went out of business.

          The Board of Directors asks for your proxy and support in order to complete very promising and exceptional Company projects in a manner that preserves the opportunity for you, the current, loyal shareholders to benefit.

          This Proxy Statement, together with the enclosed form of Proxy (PRINTED ON GOLD PAPER), is first being mailed or distributed to stockholders of the Company on or about June 30, 1996.

                                           WHAT IS THE OFFICIAL COMMITTEE OF
                                           EQUITY SECURITY HOLDERS? (OCESH)

          Under the U.S. Bankruptcy Code, the office of the U.S. Trustee may form a committee to represent the shareholders, ordinarily the seven largest shareholders willing to serve. However, in our case, the U.S. Trustee formed a five person committee with the first three coming from the Ainsworth Committee. This gave the Ainsworth Committee a quorum, a majority and veto power over all activities. They have so misused and abused this position that the other two Tri-Valley shareholders each resigned in disgust and protest.

          The U.S. Trustee has allowed the OCESH to continue as a transparent cover for the tiny minority dissident Ainsworth group rather than a fair representation of Tri-Valley shareholders prescribed by the U.S. Bankruptcy Code. This can be very injurious to Company shareholders because the OCESH can hire lawyers, accountants and staff, ALL AT TRI-VALLEY
EXPENSE!  The OCESH is now composed of:

          1. John E. Grant, Chairman, who owns no stock but votes 29,000 shares as custodian for his children. John Grant was fired from the Company for cause in 1989. He filed personal bankruptcy in 1993. He is a nominee for a board seat by the
                     Ainsworth Committee of which he is a former member.
          2. Alfred Ainsworth, III, Esq. owns 10,000 shares, 9,000 of which he acquired after Tri-Valley filed Chapter 11.  Mr.
Ainsworth
                     was introduced to Tri-Valley management last November and posed as a person seeking substantial projects for presentation
                     to his investor groups "on the east coast". In good faith, he was provided proprietary and inside information for that purpose. Unknown to us he began communication with our secured lender, Frank Agar, and acquired 1,000 shares of
Tri-Valley stock in December.  In January he began making
                     demands on the Company and its Board of Directors to meet with him and Frank Agar. Tri-Valley management already had dialogue with Mr. Agar and had no reason to respond to Mr. Ainsworth's threats and demands. He acquired another 9,000 shares in February some associates bought 16,570 shares
                     for a total of 25,570 shares after Tri-Valley filed and began a formal raid on the Company. Mr. Ainsworth represents himself as founder and president of Ainsworth Production Company. He did not disclose that the corporate status of Ainsworth Production Company was DELINQUENT!

          3.         J. Bruce Carruthers is a former dissident director.
  In 1989,
                     after taking early retirement, Mr. Carruthers began to assert himself as a prospective employee of Tri-Valley and increasingly attempted to acquire an interest in, if not control
                     of, the Company's Richardson, Alaska mining property. To that end, he admittedly colluded with a former Tri-Valley employee to gain control of the Company and "take the Richardson property off its hands". An apology and pledge by
                     Mr. Carruthers to let "bygones be bygones", enabled him to remain on the Board of Directors. However, until his recent
                     resignation and joining the Ainsworth Committee, his presence was obstructive and jeopardized the confidentiality of the Directors' deliberations and sensitive corporate and project
                     information.

                     Both Mr. Grant and Mr. Carruthers recently resigned from the Ainsworth Committee in an effort to mask their conflict of
                     interest while continuing to serve on the OCESH and where they can, in effect, charge Tri-Valley for expenses of the Ainsworth Committee agenda.


          Another Ainsworth Committee member and nominee for the Board of Directors, Lorrie Olivier, joined American International Petroleum Corporation in 1991. Since then, its stock has plummeted from over 39.00 dollars per share to its present .50 cents per share range.

          PLEASE COMPARE THAT WITH THE COMPANY SLATE OF
MEN WHO ARE IN THE TRENCHES BUILDING AND PROTECTING
STOCKHOLDER EQUITY FOR ALL THE SHAREHOLDERS:

          The Tri-Valley Board of Directors is comprised of Earl Beistline, Milton Carlson, Loren Miller, Dennis Lockhart, Terry Stringer and Lynn
Blystone, who is also president and chief executive officer of the Company.
All except Blystone are outside directors. All the foregoing members are collectively referred to in this Proxy Statement as the "Directors". As of June 30, 1996, the Directors directly owned 540,500 shares equal to 6.73% of the 8,027,248 shares outstanding. Clearly, the present Directors have done their duty in regard to the Company, its future successes and, especially, this election. All of the present Directors of the Company are nominees.

                                                TRI-VALLEY CORPORATION
                                           MANAGEMENT'S SLATE OF DIRECTORS
                                                      July, 1996

                                                            Director

                                                               Since

F. Lynn Blystone - 60
President and Chief Executive
                                                                Officer  1974
423,519 shares (1) 5%
Tri-Valley Corporation, and its
                                                                wholly
                                                                owned
subsidiary, Tri-Valley Oil &
                                                                Gas
                                                                Co.,
Bakersfield, California

Mr. Blystone became president of Tri-Valley Corporation in October, 1981, and was nominally vice president from July to October, 1981. His background includes institution management, venture capital and various management functions for a mainline pipeline contractor including the Trans Alaska Pipeline Project. He has founded, run and sold companies in several fields including Learjet charter, commercial construction, municipal finance and land development. He is also president of a family corporation, Bandera Land Company, Inc., with real estate interests in Kern, Riverside and
Orange Counties, California.    A graduate of Whittier College, California,
he did graduate work at George Williams College, Illinois in organization management. He gives full time to Tri-Valley.

Terrance L. Stringer - 54
 Executive Vice President                          1982
52,045 shares .7%
        Huntway Refining Company

Wilmington, California

Mr. Stringer is responsible for refinery supply, planning and intermediate product marketing of Huntway, a NYSE limited partnership with three refineries in the United States. Prior to that he was vice president of supply and marketing of Golden West Refinery in Santa Fe Springs, California. He was formerly president of several subsidiaries of Tosco Corporation including TPFC, which purchased gas supplies for the Avon Refinery; Toscogen, Inc., which provided co-generation services; Teorco, a heavy oil producer and was also general manager oil, gas and minerals for Tosco Corporation. Prior to that he spent 9 years with Standard Oil of California (now Chevron) in finance, supply and trading including 3 years in the London crude oil trading office. He holds a B.Sc. in chemical engineering from the University of Illinois and a M.B.A. from UCLA.

Dennis P. Lockhart - 48
President                                         1982
41,091 shares .5%
Heller International Group, Inc.

Chicago, Illinois

After service as a corporate banking officer of Citibank since 1971, most recently as vice president in the Central and South America Group responsible for debt-to-equity conversions, Mr. Lockhart has become president of Heller International, an old line firm now owned by Fuji Bank Group. Heller provides financing in 20 countries. While with Citibank, Mr. Lockhart served the bank's international operations in Jedda and Riyahd, Saudi Arabia; Athens, Greece; Beirut, Lebanon; and as executive vice president of Iranian's Bank of Tehran, Iran. He then served as vice president and regional executive for corporate banking in the seven southeastern states and Puerto Rico for Citicorp (USA) Inc. A graduate of Stanford University, he has an M.A. from John Hopkins University.

Milton J. Carlson - 65
Investor, Kalispell, Montana                      1985
49,000 shares .6%
Mr. Carlson is a principal in Earthsong Corporation which, in part, consults on environmental matters and performs environmental audits for government agencies and public and private concerns. Until its merger with another firm, Mr. Carlson formerly was vice president and corporate secretary of Union Sugar Company, a $100 million unit of Sara Lee Corporation. He was involved in representing industrial end users of energy through the California Manufacturers Association as the former chairman of the CMA steering committee of the standing energy and environmental committees. Mr.
Carlson was also the energy and environmental representative with Sara Lee energy advisory group and monitored related matters before the California Public Utilities Commission and Energy Commission as well as serving as the legislative representative in Sacramento, California and Washington, D.C.
Mr. Carlson attended the University of Colorado at Boulder and the University of Denver.


Loren J. Miller, CPA - 51
CPA, Controller                                   1992
15,300 shares .2%
Petro America, Inc.

Long Beach, California

Mr. Miller has served in a treasury and chief financial officer capacity as vice president successively of Hershey Oil Corporation, Mock Resources, Inc. and McMullen Oil Company, Inc. Prior to that he was vice president and general manager of Tosco Production Finance Corporation and formerly a senior auditor with Touche Ross & Co. He is experienced in exploration, production, product trading, refining and distribution as well as corporate finance. He holds a B.S. in accounting and an M.B.A. in finance from the University of Southern California.

Earl H. Beistline, LLD. - 79
Mining Consultant                                 1992
8,000 shares .1%
Fairbanks, Alaska

Dr. Beistline is chairman of the Alaska State Minerals Commission and Dean Emeritus of the School of Mineral Industry of the University of Alaska. Born in Juneau, he has achieved a special position in Alaska during its transition from territorial status into statehood. He has numerous honors from local, state and federal governments, academia, professional and civic organizations and the mineral industry. An active miner in the Central-Circle Mining District, Dr. Beistline also serves as a director of one of the state's primary companies, Usibelli Coal Mines, Inc. He holds a Bachelor of Mining Engineering, Engineer of Mines and Honorary Doctor of Law degree from the University of Alaska.

(1) Mr. Blystone votes 48,455 shares owned by Bandera Land Co., Inc., in which he owns a minority interest.


                                        Background Preceding Proxy Solicitation

          As a shareholder of this Company, you know that management communicates with you frequently through activity update letters and other reports, including personal letters and telephone discussions responding to individual shareholders. All of you have been advised over the years of the extreme conditions in the oil and gas industry which have prevailed over the last 15 years. Because of steadfast effort, the Company has been able to grow in spite of these conditions. By any measure, Tri-Valley has out performed the vast majority of its peers over the last 15 years and its present Chapter 11 status is simply a means of reorganizing and recapitalizing the Company for greater growth opportunity. The sudden price reversals in the business which collapsed many firms did not have that affect on Tri-Valley, which has been able to deal with the drastic turn of events and severe business reversals. The Company filed for protection under Chapter 11 of the United States Bankruptcy Act because it had millions of dollars in stockholder equity built up in the toughest times of the industry that were being threatened. The Company has ample value to more than pay its obligations, but needed freedom from interference and more time to satisfy its obligations while preserving the maximum shareholder equity.

          Using inside information in a manner adverse to the Company, the Ainsworth Committee has tried to foment and attract dissent in an attempt to take over the Company and its valuable properties for a minuscule investment on their part. The Ainsworth Committee previously conducted a solicitation that the Company believes violated federal and state securities laws and then, like now, freely used false and misleading statements in the effort to garner a majority of shares. That effort failed and, once the shareholders understood what was happening, a large number of them changed their support in favor of present management.

          The Ainsworth Committee and its nominees have not demonstrated they have anything to offer except to take over control. Then what? They have no answers. They propose to "retain experts and analysts". In contrast, Tri-Valley has grown, and yes, prospered through the dedicated efforts of the current Directors in the very toughest of times. The current Directors, who own more stock than the Ainsworth Committee and nominees, have always pursued value for the shareholders and guarded against dilution. We respectfully ask for your proxy to enable us to complete projects of exceptional potential and reorganize the Company for greater growth.

                                   Summary of Business Problems Prior to
Chapter 11

          Without access to conventional capital, Tri-Valley has had to compete and grow in the toughest times of the industry with the barest of capital and personnel resources. As an indicator of its success, Tri-Valley has been able to compound its assets and net worth. Its debt has not ballooned, but its net worth has. However, the terms of its debt were so tight that a combination of declining production and prices plunging briefly to 20-year lows squeezed the Company drastically. Still, the Company has managed to not only hang on, but advance its projects. It was not the debt so much as it was interference in the process of settling it that caused the Company to file for Chapter 11 protection.

                                            Reasons For Proxy Solicitation

          The Directors have confronted and coped with the toughest times in the industry and the unusual circumstances imposed on Tri-Valley. It is not easy to give exceptional service to the vast majority of shareholders, while taking time to listen to an extremely small group of disgruntled former employees and dissidents, malign dedicated efforts of current management and seek only to promote their self interests. Nevertheless, we will necessarily take time and money in the midst of our reorganization to ask shareholders for their permission and support in completing the tasks and obtaining the benefits. Tri-Valley Directors believe they have been particularly attentive to shareholder interest and have communicated frequently and in depth with the shareholders even though shareholder meetings were not held.

          The Ainsworth Committee and its nominees have no plan and demonstrate absolutely no understanding of the Company's circumstances and opportunities. They only want to take over and then figure out what to do.

          Please vote with present management by signing, dating and mailing promptly the enclosed Proxy (PRINTED ON GOLD PAPER) in the postage paid envelope provided.

                                      OTHER ACTIONS AT THE STOCKHOLDER'S MEETING

          At the stockholder's meeting, stockholders may be asked to take other actions incident to the meeting not yet known. The grant of the enclosed
Proxy to present management as in previous years will authorize present management to vote on such matters as they arise and to vote for any nominee of present management whose nomination results from the inability of any member of the slate of present management to serve on the Company's Board of Directors.

                                        VOTING RIGHTS AND USE OF THE PROXY CARD

          You can vote on the election of Directors to the Company's Board by using the enclosed GOLD PROXY CARD. The Company will keep all Proxies it receives confidential until the deadline for their submission absent a court order requiring disclosure.

          The Proxy solicited by present management grants authority to the Proxies to vote your shares at the next annual meeting of stockholders or the next special meeting of stockholders at which an election of directors is held, together with any adjournments thereof.

          If you sign and return the enclosed GOLD PROXY CARD and do not instruct present management how to vote, present management will vote for its slate to the Company's Board of Directors. If any other business should come before the meeting other than an election of directors, the proxy holders will vote your shares in their best judgement.

          Only the stockholders of record as of the date established by the Company's Board are entitled to vote. The Company's Board of Directors has established June 30, 1996 as the record date for shareholders entitled to vote at this shareholder meeting. A quorum of stockholders represented in person or by proxy of a majority of common stock of the Company will be required for the conduct of the stockholder's meeting. A vote of the majority of holders of the Company common stock represented at the stockholder's meeting will be required to re-elect the slate of present management as the Company's Board.

                                                SOLICITATION OF PROXIES

          The persons designated on the GOLD PROXY CARDS of present management are F. Lynn Blystone, President, Chief Executive Officer and
Loren J. Miller, both Directors of the Company. The Company expects to solicit proxies by mail, telephone, facsimile, telegram or personal solicitation or other means of communication, for which costs and expenses will be borne by the Company. Banks, brokerage houses and other custodians and nominees and fiduciaries will be requested to forward the solicitation material of the Company to their customers for whom they hold shares and the Company will reimburse them for their reasonable out of pocket expenses.

                                                ADDITIONAL INFORMATION

          Information in this Proxy Statement about the Company, the Ainsworth Committee and group and the Official Committee of Equity
Security Holders is based upon information contained in the various filings of the Company and the Ainsworth Committee with the Securities and Exchange Commission and the U.S. Bankruptcy Court, internal records and knowledge of the Company. Accordingly, reference is herein made to such filings for information concerning the incumbent Directors of the Company, members of the Ainsworth Committee, the OCESH and others and beneficial ownership of the Company's shares of common stock, compensation and other benefits afforded directors and certain members of management of the Company.

          PLEASE SIGN, DATE AND RETURN THE ENCLOSED GOLD
PROXY CARD IN THE ENVELOPE PROVIDED.

          IF YOUR SHARES OF THE COMPANY'S COMMON STOCK ARE
HELD IN THE NAME OF A BROKERAGE FIRM, BANK OR NOMINEE,
ONLY THEY CAN EXECUTE THE PROXY AND ONLY ON RECEIPT OF
YOUR SPECIFIC INSTRUCTIONS.  ACCORDINGLY, PLEASE
CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND
GIVE INSTRUCTIONS FOR SUCH SHARES IMMEDIATELY.

          YOU MAY HOLD YOUR TRI-VALLEY CORPORATION STOCK
IN THE NAME OF A PREDECESSOR COMPANY WITH ONE OF THE
FOLLOWING NAMES:

                                          SALINAS VALLEY EXPLORATION COMPANY
                                               TRI-VALLEY OIL & GAS CO.
                                           COMMODITY RESOURCES INCORPORATED
                                           TRI-VALLEY OIL & GAS CORPORATION
                                                TRI-VALLEY CORPORATION

          IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE
PLEASE CALL TRI-VALLEY CORPORATION PRESIDENT AND CEO,
F. LYNN BLYSTONE AT 805/837-9300.













                                         Principal Stockholders of the Company
                                       8,027,248 Shares Issued and Outstanding*

   Name of
Beneficial Owner
   Shares
Beneficially
Owned
   Percentage
of
Common Stock
Edgar Moss (1)572,8577.14%F.
Lynn Blystone (2)
375,0644.70%
Earl H. Beistline (2)
8,000.10%
Milton J. Carlson  (2)
49,000.61%
Dennis P. Lockhart  (2)
41,091.51%
Loren Miller  (2)
15,300.20%
Terrance L. Stringer  (2)
52,045.65%All officers and
directors as a group (six
persons)
540,5006.73%
 (1) Based upon information set forth in the Schedule 13D filed by Mr. Moss with the SEC.

 (2) Mr. Blystone is President and Chief Executive Officer of the Company. Messrs. Beistline, Carlson, Lockhart, Miller and Stringer are members of the Board of Directors of the Company.

* - On June 7, 1996, TsNIGRI converted its 300,000 preferred shares into common stock in support of present management.

  - On June 19, 1996, SRS BroadWay Associates exercised their options on 390,000 shares of common stock in support of present management.